EXHIBIT77I

Columbia Funds Series Trust I -
Annual N-SAR Transition report for the period ending 10/31/12

Columbia International Bond Fund
Columbia Strategic Income Fund
 (the "Funds")

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Item 77I/77Q1(d) - Terms of new or amended securities:

On June 15, 2012, Post-Effective Amendment No. 154 to the registration statement of the Trust was filed with the SEC pursuant to Rule 485(b) under the Securities Act of 1933, as amended, Accession No. 0001193125-12-272176 (the "Amendment"). The Amendment registered Class W shares of Columbia International Bond Fund effective June 18, 2012. The description of such share class in the Amendment is hereby incorporated by reference.